POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Mark Weeks and Martyn James, or either of them, the undersigned’s true and lawful attorney-in-fact to take any and all lawful action in connection with (i) the reporting of the undersigned’s beneficial ownership of, or participation in a group (the “Group”) with respect to, securities of WisdomTree, Inc., a Delaware corporation (the “Company”) directly or indirectly beneficially owned by ETFS Capital Limited or any of its affiliates (collectively, “ETFS”) in order to ensure compliance with applicable legal or regulatory obligations or the rules of any stock exchange and (ii) any proxy solicitation by ETFS to elect ETFS’ slate of director nominees to the board of directors of the Company at the 2023 annual meeting of stockholders of the Company (the “Solicitation”), so long as all information provided or otherwise disclosed, either publicly or privately, to any third party with respect to the undersigned is the same as that provided by, or confirmed in writing by the undersigned or is otherwise readily publicly available. Such action shall include, but not be limited to:

1.                   if applicable, executing for and on behalf of the undersigned any Schedule 13D, and amendments thereto, filed by ETFS that are required to be filed under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation;

2.                   if applicable, executing for and on behalf of the undersigned all Forms 3, 4 and 5 required to be filed under Section 16(a) of the Exchange Act in connection with the undersigned’s beneficial ownership of, or participation in a group with respect to, securities of the Company or the Solicitation; and

3.                   executing for and on behalf of the undersigned all Joint Filing and Solicitation Agreements or similar documents as to which the undersigned shall agree in writing to the terms in advance; provided, however, that with respect to any amendment of any Joint Filing and Solicitation Agreement or similar document that the undersigned is a party to, the undersigned agrees that, to the extent such amendment is solely to add or remove a party thereto (other than the undersigned), such attorney-in-fact may execute such document for and on behalf of the undersigned in such attorney-in-fact’s sole discretion; provided, further, that, notwithstanding anything to the contrary contained herein, such attorney-in-fact shall not execute any agreement to which the undersigned would be a party unless the undersigned has agreed in writing to the terms thereof in advance, other than those certain amendments to any Joint Filing and Solicitation Agreement or similar document referenced immediately above.

Mark Weeks and Martyn James, or either of them, agree to provide, or cause to be provided, to the undersigned with a reasonable opportunity to review and comment on draft copies of (i) any Schedule 13D, and amendments thereto that are required to be filed by the undersigned under Section 13(d) of the Exchange Act, and (ii) any Forms 3, 4 and 5 required to be filed by the undersigned under Section 16(a) of the Exchange Act, and shall consider in good faith any comments of the undersigned; provided that the foregoing shall not prevent or delay the Group from timely filing such form(s) with the United States Securities and Exchange Commission and any stock exchange or similar authority as required under applicable law or regulation. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 13(d), Section 16 or Section 14 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer a member of the Group unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of April 2023.

/s/ Graham Tuckwell
GRAHAM TUCKWELL